UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2011

CLEAN HARBORS, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-34223	04-2997780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 Longwater Drive, Norwell, Massachusetts	02061-9149
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (781) 792-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                              Submission of Matters to a Vote of Security Holders.

Clean Harbors, Inc. (the “Company”) held its annual meeting of shareholders on Monday, May 9, 2011, at which the following matters were submitted to a vote of the shareholders. Each of the matters was described in the Company’s definitive proxy statement dated April 4, 2011 for such annual meeting.  The votes as to each such matter were as follows:

(1)                                  Votes regarding the election of the persons named below as Class I directors for a term expiring in 2014:

	For	Withheld	Broker Non-Votes
Eugene Banucci	21,121,882	83,970	1,275,052
Edward G. Galante	21,121,959	83,893	1,275,052
John F. Kaslow	21,119,453	86,399	1,275,052
Thomas J. Shields	20,672,929	532,923	1,275,053

(2)                                  Vote to amend the Company’s Articles of Organization primarily to increase the number of authorized shares of common stock, $.01 par value, from 40,000,000 to 80,000,000.

For	Against	Abstain	Broker Non-Votes
17,526,356	4,563,786	390,288	474

(3)                                  Advisory vote on executive compensation.

For	Against	Abstain	Broker Non-Votes
20,991,896	201,217	12,739	1,275,052

(4)                                  Advisory vote on frequency of shareholder votes on executive compensation.

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
18,543,344	193,371	2,421,482	48,124	1,274,583

In light of the voting result, the Company has decided to include the advisory vote on executive compensation in its proxy materials on an annual basis until the next required advisory vote on the frequency of shareholder votes on executive compensation.

(5)                                  Vote to ratify the selection by the Audit Committee of the Company’s Board of Directors of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the current fiscal year.

For	Against	Abstain	Broker Non-Votes
22,293,549	181,019	5,865	471

(6)                                  Vote on advisory shareholder proposal to adopt majority voting for the election of directors.

For	Against	Abstain	Broker Non-Votes
13,248,851	7,903,882	53,119	1,275,052

Item 9.01                                 Financial Statements and Exhibits

(d) Exhibits

3.1B                         Articles of Amendment [as filed on May 9, 2011] to Restated Articles of Organization of Clean Harbors, Inc.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Harbors, Inc.
(Registrant)

May 12, 2011	/s/ James M. Rutledge
Executive Vice President and
Chief Financial Officer